Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

General Dynamics Corporation:

We consent to the use of our reports with respect to the consolidated financial statements and the related financial statement schedule and the effectiveness of internal control over financial reporting incorporated by reference herein.

/s/ KPMG LLP

McLean, VA

May 2, 2012